EXHIBIT 16

DASZKAL BOLTON LLP
2401 NW Boca Raton Boulevard
Boca Raton, Florida 33431-6632

November 1, 2006

Office of Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE:  Onspan Networking, Inc.
        Commission File Number: 0-22991

We have read the statements that we understand Onspan Networking, Inc. will include under Item 4 of the Form 8-K it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Sincerely,

/s/ Daszkal Bolton LLP

Daszkal Bolton LLP